EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471

FOR IMMEDIATE RELEASE CONTACT:DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258

                  NORTH FORK BANCORP EARNINGS INCREASES BY 34%
                         FOR THE SECOND QUARTER OF 2002

         MELVILLE, N.Y. - JULY 15, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) again reported record earnings and growth for the period ended June 30, 2002. Highlights of this quarter's results are:

-        A 34% quarterly increase in net income compared to last year

-        A 30% year to date increase in net income over last year

-        The maintenance of our record net interest margin

-        A 17% annualized growth rate of loans

-        A 21% annualized increase in deposits

-        An increase of our quarterly dividend to $.25

-        A Standard & Poor's credit upgrade for both the bank and the company

-        A continuation of our outstanding asset quality

-        The Company will be added to the S & P 500 Index

         Net income for the quarter ended June 30, 2002 amounted to $104.5 million or diluted earnings per share of $.64 as compared to $78.2 million or diluted earnings per share of $.49 for the quarter ended June 30, 2001. The Company's returns on average assets and equity for the current quarter were 2.3% and 26.1%, respectively, compared to returns of 2.1% and 23.3% for 2001.

         Net income for the six months ended June 30, 2002 amounted to $202.8 million or $1.25 diluted earnings per share compared to $156.6 million and diluted earnings per share of $.97 for the comparable period in the prior year. The returns on average assets and equity for the six-month period ended June 30, 2002, rose to 2.3% and 25.9%, respectively. "We continue to balance growth with industry leading profitability and rigid expense control," said John Adam Kanas, Chairman, President and Chief Executive Officer. The Company's core efficiency ratio declined to 31.7% and its leverage ratio increased to 7.91%.

NET INTEREST INCOME INCREASES BY 5% IN THE QUARTER

A comparison of the net interest income and net interest margin follows:

                                  QUARTER ENDED

(dollars in thousands)                    JUNE 30, 2002             MARCH 31, 2002            JUNE 30, 2001
                                          -------------             --------------            -------------
Interest Income                             $293,159                   $285,799                 $272,860
Interest Expense                              78,049                     81,802                  108,833
                                          -------------             --------------            -------------
Net Interest Income                         $215,110                   $203,997                 $164,027
                                          =============             ==============            =============

NET INTEREST MARGIN                            5.29%                      5.32%                    4.77%
                                          =============             ==============            =============

         Net interest income increased by $11.1 million or 5% on a linked quarter basis as the margin remained substantially unchanged. Contributing to the improvement was the growth in average interest earning assets, funded with deposit growth, notably demand deposits, and the low interest rate environment. A major portion of the net interest income increase in the quarter was derived from core growth in earning assets, deposits and lower funding costs. The average cost of funds in the current quarter was 2.45% compared to 2.67% and 2.99%, for the quarters ended March 31, 2002 and December 31, 2001, respectively. The Company had previously reported that, considering its sound capital position, it would add approximately $1 billion of securities to its bond portfolio in the current quarter, funded in part by short and medium term borrowings. This program was completed late in the second quarter, contributing approximately $2.4 million in net interest income and lowering the net interest margin by 8 basis points for the current period. The full effect of the aforementioned securities and funding strategy will impact net interest income and margin in subsequent quarters.

LOAN GROWTH CONTINUES - ASSET QUALITY SOUND

         Loans, net of unearned income, increased to $11.0 billion at June 30, 2002, for an annualized growth rate in the quarter of 17%. The Company consistently attracts new business opportunities by offering customized relationship banking. Moreover, despite several signs of a local economic downturn, loan demand for its products remains strong. "We see no signs of change in this pattern as our competitors pursue a business model distinctly different from our own," said John Kanas.

Non-performing assets of $15.3 million were .14% of total loans at June 30, 2002. The allowance for loan losses to non-performing loans at the end of the current quarter was 738%, substantially unchanged from previous quarters. The Company has kept a prudent risk profile, preferring to avoid complicated high-risk lending relationships and remaining totally focused in the geographic area of its branch network. The quarterly provision for loan losses of $6.25 million has been established to keep pace with present loan growth. The reserve for loan losses to net loans outstanding at June 30, 2002 was 1%, while net charge-offs for the quarter and six-month periods in 2002 were 10 and 12 basis points, respectively.


DEPOSITS GROW BY 21.2% - MANHATTAN BRANCHES BY 34.3%

Total deposits of $12.2 billion increased by $618 million on a linked quarter basis for annualized growth rate of 21.2%. This growth has been fueled in part by the Company's Manhattan locations, which with an annualized growth rate of 34.3%, contributed $148.3 million or 24% of the overall increase. The Company is in the midst of a de novo branch expansion program heavily concentrated in the borough of Manhattan. The Company regards the New York metropolitan area as one which continues to present great prospects for expansion.

A summary and comparison of deposit growth in Manhattan and other regions follow.


(in thousands)                                                                              DEPOSIT GROWTH
                                                                                           -----------------
LINKED QUARTER (JUNE 30, 2002 VS. MARCH 31, 2002)                              MANHATTAN        ALL OTHER       TOTAL
                                                                               ----------       ---------      ----------
Demand Deposits                                                                $ 41,189         $ 270,077       $ 311,266
All Other Deposits                                                              107,152           199,702         306,854
                                                                               ----------       ---------       ----------
Total Increase                                                                 $148,341         $ 469,779       $ 618,120
                                                                               ----------       ---------       ----------

YEAR OVER YEAR (JUNE 30, 2002 VS. JUNE 30, 2001)                               MANHATTAN        ALL OTHER       TOTAL
                                                                               ----------       ---------      ----------
Demand Deposits                                                               $  268,970        $ 594,210      $  863,180
All Other Deposits                                                               882,092          304,900       1,186,992
                                                                              -----------       ---------      -----------
Total Increase                                                                $1,151,062        $ 899,110      $2,050,172
                                                                              -----------       ---------      -----------

         At June 30, 2002, the Company has 167 branch locations with 19 located in Manhattan. The Company plans to open 9 branches by December 31, 2002, with 6 scheduled for Manhattan. At June 30, 2002, the Company's Manhattan deposits comprise 15.4% of total deposits or $1.9 billion.

DEMAND DEPOSITS EXCEED $3 BILLION FOR FIRST TIME

         As a commercial bank, the Company attracts demand deposits as a key element in its stable funding base, utilizing its diverse incentive compensation programs and business development initiatives. Demand deposit balances at June 30, 2002 exceeded $3 billion for the first time and comprised 25% of total deposits.

A comparison of deposit balances bankwide and for Manhattan follows:

 (in millions)                                BANKWIDE                               MANHATTAN
                                              --------                               ---------
                                     DEMAND                                   DEMAND
PERIOD ENDED                         DEPOSITS            TOTAL               DEPOSITS            TOTAL
------------                         --------            -----               --------            -----
June 30, 2002                        $ 3,026            $ 12,232              $ 541             $1,880
December 31, 2001                      2,703              11,303                479              1,636
June 30, 2001                          2,163              10,182                272                729


CAPITAL MANAGEMENT AND RECENT DIVIDEND ANNOUNCEMENT

In June, the Company announced a 4% increase in its quarterly cash dividend to $.25 per share. This mid-year increase was made based upon the Company's capital position, its earnings capacity and to keep pace with the Company's expressed dividend payout target of 40-45% of earnings. Dividend increases are customarily reviewed by the Board at its December meeting and will be considered once again at that time. The present dividend will be payable on August 15, 2002 to shareholders of record at the close of business on July 26, 2002.

S & P CREDIT RATING UPGRADE

On July 3, 2002, Standard & Poor's raised the Company's credit rating and the credit ratings of its primary subsidiary, North Fork Bank to the following:

North Fork Bancorporation, Inc.  New Rating
                                 ----------
         Counterparty credit ratings BBB+/A-2

North Fork Bank
Counterparty credit ratings A-/A-2
CDs A-/A-2

"We are particularly pleased with our credit upgrade given the current state of the economy and the uncertainty presently being expressed toward many public companies," said John Kanas.


STEADY GROWTH IN NON-INTEREST INCOME

Non-interest income, excluding the effects of securities and other non-recurring gains, rose to $29.4 million and $57 million for the three and six-month periods ended June 30, 2002, reflecting increases of 30% over the prior year. The primary source of the increase was in customer-related fees and service charges reflective of the Company's expanding customer base and its diverse set of new product offerings.

OPERATING EFFICIENCY MAINTAINED AS EXPANSION PLAN CONTINUES

The Company's core efficiency ratios for the three and six-month periods ended June 30, 2002, were 31.7% and 31.9%, respectively, remaining substantially unchanged when compared to prior year levels. The Company, long recognized as one of the industry's most effective operators, was able to accomplish this efficiency despite growing investments in personnel and facilities associated with its expansion program. Operating expenses, exclusive of capital securities costs and intangible asset amortization was $73.3 million and $143.4 million, respectively for the three and six-month periods in the current year compared to $53.9 million and $106.1 million, respectively for the prior year comparable periods. "We believe our internally driven expansion program is a better growth option in the present environment compared to potential merger and acquisition opportunities," said Mr. Kanas.

NORTH FORK ADDED TO S & P 500

On July 12, 2002, Standard and Poor's announced that our Company will replace Immunex Corp. (NASD:IMNX) in the S & P 500 Index after the close of trading on a date to be announced. The Company is currently a member of the S& P Midcap 400 Index.

At June 30, 2002 consolidated total assets and deposits were $19.2 billion and $12.2 billion, respectively with shareholders' equity of $1.6 billion, constituting 8.4% of total assets.


This release contains certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition, changes in legislation or regulation, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.

                                                  Page 12
                              NORTH FORK BANCORPORATION, INC.
               CONSOLIDATED STATEMENT OF INCOME AND SELECTED FINANCIAL DATA
                                        (UNAUDITED)

                                                              THREE                        SIX
                                                           MONTHS ENDED                MONTHS ENDED
                                                    JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
(in thousands, except ratios                          2002           2001           2002           2001
and per share amounts)                              --------       --------       --------       --------
CONSOLIDATED STATEMENT OF INCOME:
INTEREST INCOME:
Loans                                                $199,918       $195,836       $394,589       $390,385
Securities                                             93,068         76,295        183,968        153,423
Money Market Investments                                  173            729            401          1,541
                                                     --------       --------       --------       --------
Total Interest Income                                 293,159        272,860        578,958        545,349
                                                     --------       --------       --------       --------

INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                   16,068         22,929         30,684         45,067
Other Time Deposits                                    14,726         30,674         34,121         62,176
Certificates of Deposit, $100,000 & Over                6,334         11,379         14,222         21,000
Federal Funds Purchased & Securities Sold Under
Agreements to Repurchase                               21,433         22,250         41,688         53,653
Other Borrowings                                       19,488         21,601         39,136         46,141
                                                     --------       --------       --------       --------
    Total Interest Expense                             78,049        108,833        159,851        228,037
                                                     --------       --------       --------       --------
    Net Interest Income                               215,110        164,027        419,107        317,312
Provision for Loan Losses                               6,250          4,000         12,500          7,750
                                                     --------       --------       --------       --------
    Net Interest Income after Provision for
Loan Losses                                           208,860        160,027        406,607        309,562
                                                     --------       --------       --------       --------

NON-INTEREST INCOME:
Customer Related Fees & Service Charges                18,918         14,066         37,304         27,084
Investment Management, Commissions & Trust Fees         4,844          4,034          9,594          8,008
Mortgage Banking Operations                             1,361          1,097          2,629          2,087
Check Cashing Fees                                        713            822          1,476          1,587
Other Operating Income                                  3,519          2,514          6,025          4,995
Net Securities Gains                                      353          1,336          1,381          5,208
Derivative Gain                                            --             --             --          7,943
                                                     --------       --------       --------       --------
    Total Non-Interest Income                          29,708         23,869         58,409         56,912
                                                     --------       --------       --------       --------

NON-INTEREST EXPENSE:
Employee Compensation & Benefits                       43,148         30,232         83,813         59,681
Occupancy & Equipment, net                             13,968         10,347         26,880         20,583
Other Operating Expenses                               16,158         13,281         32,676         25,831
Capital Securities Costs                                4,689          5,140          9,829         10,280
Amortization of Identifiable Intangibles (1)            1,137            710          2,274          1,420
Amortization of Goodwill (1)                               --          4,768             --          9,525
                                                     --------       --------       --------       --------
    Total Non-Interest Expense                         79,100         64,478        155,472        127,320
                                                     --------       --------       --------       --------
Income Before Income Taxes                            159,468        119,418        309,544        239,154
Provision for Income Taxes                             55,017         41,199        106,793         82,508
                                                     --------       --------       --------       --------
    NET INCOME                                       $104,451       $ 78,219       $202,751       $156,646
                                                     --------       --------       --------       --------

PER SHARE:
Net Income - Basic (1)                               $   0.65       $   0.49       $   1.26       $   0.98
Net Income - Diluted (1)                             $   0.64       $   0.49       $   1.25       $   0.97
Average Shares Outstanding - Basic                    160,578        159,392        160,445        159,300
Average Shares Outstanding - Diluted                  162,488        161,173        162,333        160,970
Cash Dividends                                       $   0.25       $   0.21       $   0.49       $   0.42
Dividend Payout Ratio                                     39%            43%            39%            43%
Book Value                                           $   9.80       $   8.27       $   9.80       $   8.27

SELECTED FINANCIAL DATA:
Return on Average Assets                                2.34%          2.07%          2.33%          2.10%
Return on Average Stockholders' Equity (2)             26.08%         23.28%         25.89%         23.92%
Core Efficiency Ratio (4)                              31.65%         31.18%         31.91%         31.73%
Yield on Interest Earning Assets (3)                    7.16%          7.84%          7.28%          7.93%
Cost of Funds                                           2.45%          3.87%          2.56%          4.08%
Net Interest Margin (3)                                 5.29%          4.77%          5.31%          4.67%

                              NORTH FORK BANCORPORATION, INC.
                  CONSOLIDATED BALANCE SHEET AND SELECTED FINANCIAL DATA
                                        (UNAUDITED)

                                                    JUNE 30,          MARCH 31,          DECEMBER 31,         JUNE 30,
(in thousands, except per share amounts)              2002               2002              2001               2001
                                                 ------------       ------------       ------------       ------------
CONSOLIDATED BALANCE SHEET:
ASSETS:
Cash & Due from Banks                           $    377,870       $    299,914       $    333,250       $    313,708
Money Market Investments                              19,990             56,895             17,684             17,708
Securities:
    Available-for-Sale                             6,562,072          4,926,156          5,043,557          4,385,911
    Held-to-Maturity                                 522,296            602,509            709,965            860,891
                                                ------------       ------------       ------------       ------------
       Total Securities                            7,084,368          5,528,665          5,753,522          5,246,802
                                                ------------       ------------       ------------       ------------
Loans, Net of Unearned Income                     11,041,392         10,583,097         10,399,691          9,835,080
    Less: Allowance for Loan Losses                  109,998            106,352            103,801             92,853
                                                ------------       ------------       ------------       ------------
           Net Loans                              10,931,394         10,476,745         10,295,890          9,742,227
                                                ------------       ------------       ------------       ------------
Goodwill (1)                                         398,783            398,785            398,785            318,518
Identifiable Intangibles (1)                          26,215             27,352             28,489             18,356
Premises & Equipment                                 118,205            111,050            110,779            102,711
Other Assets                                         254,719            257,171            293,704            207,955
                                                ------------       ------------       ------------       ------------
    Total Assets                                $ 19,211,544       $ 17,156,577       $ 17,232,103       $ 15,967,985
                                                ============       ============       ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Demand Deposits                                 $  3,026,061       $  2,714,795       $  2,702,753       $  2,162,881
Savings Deposits                                   3,316,204          3,248,736          3,131,471          2,914,540
NOW & Money Market Deposits                        2,817,384          2,406,424          2,037,518          1,873,534
Other Time Deposits                                2,094,068          2,231,291          2,340,883          2,346,616
Certificates of Deposit, $100,000 & Over             978,497          1,012,848          1,090,681            884,471
                                                ------------       ------------       ------------       ------------
    Total Deposits                                12,232,214         11,614,094         11,303,306         10,182,042
                                                ------------       ------------       ------------       ------------
Federal Funds Purchased & Securities Sold
Under
Agreements to Repurchase                           3,025,200          1,804,300          2,142,182          2,112,122
Other Borrowings                                   1,550,000          1,550,000          1,550,000          1,552,155
Accrued Expenses & Other Liabilities                 544,897            443,607            555,243            538,711
                                                ------------       ------------       ------------       ------------
    Total Liabilities                           $ 17,352,311       $ 15,412,001       $ 15,550,731       $ 14,385,030
                                                ============       ============       ============       ============

Capital Securities (6)                          $    252,374       $    244,370       $    244,364       $    244,351

STOCKHOLDERS' EQUITY:
Common stock, par value $0.01; authorized
500,000,000 shares;
issued 174,580,778 shares at June 30, 2002             1,746              1,746              1,746              1,746
Additional Paid in Capital                           371,342            370,006            364,345            358,296
Retained Earnings                                  1,459,840          1,396,387          1,337,564          1,235,924
Accumulated Other Comprehensive Income                43,204              4,401             10,341             25,413
Deferred Compensation                                (55,961)           (56,343)           (42,535)           (29,494)
Treasury Stock, at cost                             (213,312)          (215,991)          (234,453)          (253,281)
                                                ------------       ------------       ------------       ------------
    Total Stockholders' Equity                     1,606,859          1,500,206          1,437,008          1,338,604
                                                ------------       ------------       ------------       ------------
    Total Liabilities and Stockholders'
Equity                                          $ 19,211,544       $ 17,156,577       $ 17,232,103       $ 15,967,985
                                                ============       ============       ============       ============

QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                    $ 17,895,471       $ 17,148,418       $ 16,618,882       $ 15,145,126
Securities                                         5,856,302          5,392,521          5,224,720          4,380,057
Loans, net                                        10,825,814         10,487,002         10,150,772          9,761,554
Demand Deposits                                    2,857,358          2,623,465          2,495,556          2,040,803
Interest Bearing Deposits                          9,124,434          8,839,702          8,244,264          7,896,367
Federal Funds Purchased & Securities Sold
Under
Agreements to Repurchase                           2,109,765          2,040,190          2,321,686          1,704,272
Other Borrowings                                   1,550,000          1,550,000          1,550,488          1,692,672
Capital Securities                                   244,373            244,367            244,361            244,349
Stockholders' Equity                            $  1,632,612       $  1,527,140       $  1,497,105       $  1,373,281

                     NORTH FORK BANCORPORATION, INC.
          CONSOLIDATED BALANCE SHEET AND SELECTED FINANCIAL DATA
                               (UNAUDITED)

                                                    JUNE 30,        MARCH 31,     DECEMBER  31,     JUNE 30,
(in thousands, except per share amounts)              2002            2002            2001           2001
                                                  ----------       ----------       ----------       ----------
CAPITAL RATIOS (5):
Risk Based Capital:
    Tier 1                                           13.21%           13.51%           11.82%           12.67%
    Total                                            14.26%           14.60%           12.81%           13.63%
    Leverage Ratio                                    7.91%            7.86%            7.68%            8.24%

ASSET QUALITY:
Non-Performing Loans                             $   14,910       $   14,500       $   14,636       $   15,630
Other Real Estate                                       392              330              315              566
                                                 ----------       ----------       ----------       ----------
Total Non-Performing Assets                      $   15,302       $   14,830       $   14,951       $   16,196
                                                 ==========       ==========       ==========       ==========

Allowance for Loan Losses to Non-Performing
Loans                                                  738%             733%             709%             594%
Allowance for Loan Losses to Total Loans,
net                                                   1.00%            1.00%            1.00%            0.94%
Non-Performing Loans to Total Loans, net              0.14%            0.14%            0.14%            0.16%

                     NOTES TO JUNE 30, 2002 EARNINGS RELEASE


(1) GOODWILL AND AMORTIZABLE INTANGIBLE ASSETS - In accordance with the provisions of SFAS #141 and #142 that became effective January 1, 2002, the Company has reflected in the accompanying consolidated balance sheets those amounts identified as Identifiable Intangibles subject to future amortization and the non-amortizable amount as Goodwill. Previously, all such intangibles were classified as Intangible Assets and subject to periodic amortization.

         The consolidated statement of income for the three and six month periods ended June 30, 2002 includes the expense associated with the Identifiable Intangible assets subject to periodic, future amortization. The income statements for the three and six month periods in 2001 shown for comparative purposes reclassifies the expense amounts of a continuing nature and the amount that was discontinued effective January 1, 2002 in accordance with the provisions of the financial accounting pronouncements.

         Earnings and earnings per share data adjusted to exclude that portion of the discontinued amortization expense for the three and six month periods in 2001 are as follows:

                                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                                      JUNE 30, 2001         JUNE 30, 2001
                                                   ------------------      ----------------

                 Net Income, as reported              $78,219                $156,646
                 Amortization of Goodwill               4,768                   9,525
                                                   ------------------      ----------------
                 Net Income, as adjusted               82,987                 166,171
                                                   ------------------      ----------------
                 Adjusted Earnings per Share:
                           Basic                        $0.52                   $1.04
                           Diluted                      $0.52                   $1.03

(2)      Excludes the effect of accumulated other comprehensive income.

(3)      Presented on tax equivalent basis.

(4) The core efficiency ratio is defined as the ratio of non-interest expense, net of other real estate expenses, goodwill amortization and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income, net of securities gains and other non-recurring items.

(5) Effective January 1, 2002, regulatory revisions were made to the Risk Based Capital guidelines which lowered the risk weighting on several AAA rated investments included in the Company's securities portfolio. The change resulted in an improvement of approximately 125 basis points on Company's Tier I and Total Risk Based Capital Ratios.

(6) During the quarter ended June 30, 2002, management, through the use of interest rate swaps, converted $200 million in capital securities from fixed to variable rates. In accordance with SFAS 133, this transaction was recorded as a fair value hedge resulting in a $8.0 million adjustment increasing the reported capital securities balance from $244.4 to $252.4 million.

                                       12